As filed with the Securities and Exchange Commission on October 25, 2019

Registration No. 333-124985

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDEMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-124985

UNDER

THE SECURITIES ACT OF 1933

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	83-4222776
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

BBQ Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan

(Full title of Plan)

2

Jeffery Crivello
Chief Executive Officer
BBQ Holdings, Inc.
12701 Whitewater Drive, Suite 290
Minnetonka, MN 55343
(952) 294-1300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: J.C. Anderson Gray, Plant, Mooty, Mooty & Bennett, P.A. 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 632-3002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to Registration Statement on Form S-8 No. 333-124985 (the “Registration Statement”) is being filed by BBQ Holdings, Inc. (the “Company” or the “Registrant”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the holding company reorganization (the “Merger”) of Famous Dave’s of America, Inc. (now known as the “Predecessor Company”). The Merger was completed on September 17, 2019 pursuant to the Agreement and Plan of Merger, dated as of September 6, 2019, by and among the Company, the Predecessor Company and BBQ Merger Sub, Inc. (“Merger Sub”), which resulted in the Company owning all of the outstanding capital stock of the Predecessor Company. Pursuant to the Merger, Merger Sub, a direct, wholly-owned subsidiary of the Company and an indirect, wholly-owned subsidiary of the Predecessor Company, merged with and into the Predecessor Company, with the Predecessor Company surviving as a direct, wholly-owned subsidiary of the Company. The Merger was conducted pursuant to Section 302A.626 of the Minnesota Business Corporation Act of the State of Minnesota, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. As a result of the Merger, the Company became the successor issuer to the Predecessor Company pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In the Merger, each share of each class of stock of the Predecessor Company issued and outstanding immediately prior to the Merger was converted automatically into an equivalent corresponding share of stock of the Company, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of stock of the Predecessor Company being converted. Accordingly, upon consummation of the Merger, the Predecessor Company’s then-current stockholders became stockholders of the Company.

The Registrant is filing this Post-Effective Amendment No. 1 pursuant to Rule 414 under the Securities Act solely to update the Registration Statement as a result of the Merger. In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, now as successor issuer to the Predecessor Company pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference herein as of their respective dates of filing:

•                  The Predecessor Company’s Annual Report on Form 10-K for the year ended December 30, 2018.

•                  The Predecessor Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019.

•                  The Predecessor Company’s Current Reports on Form 8-K filed on March 4, 2019,  March 13, 2019,  May 3, 2019,  May 13, 2019 (except Item 2.02),  May 16, 2019,  May 20, 2019,  June 7, 2019,  June 18, 2019,  June 26, 2019,  July 16, 2019,  August 12, 2019,  September 6, 2019,  September 17, 2019,  and October 22, 2019,  respectively.

•                  The description of the Predecessor Company’s common stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed by the Registrant for the purpose of updating such description.

•                  The Registrant’s Current Report on Form 8-K12B filed on September 17, 2019.

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All documents filed by the Registrant of the Exchange Act, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Indemnification Under the Minnesota Business Corporation Act

The Company is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act. Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a Minnesota corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are as follows: (a) such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

Indemnification under the Articles and Bylaws

Article 7 of the Company’s Articles provides that, to the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its shareholders for any breach of fiduciary duty as a director.

Article 6 of the Company’s Bylaws provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
2.1

Plan of Merger, dated September 6, 2019, among Famous Dave’s of America, Inc., BBQ Holdings, Inc., and BBQ Merger Sub, Inc., incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K12B filed on September 17, 2019.

4.1	BBQ Holdings, Inc. Articles of Incorporation, dated March 29, 2019, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K12B filed on September 17, 2019.
4.2	BBQ Holdings Inc. Bylaws dated March 29, 2019, incorporated by referenced to Exhibit 3.2 of the Company’s Form 8-K12B filed on September 17, 2019.
5.1*	Opinion of Gray, Plant, Mooty, Mooty and Bennett, P.A.
23.1*	Consent of Grant Thornton LLP.
23.2	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney, incorporated by reference to the signature page hereto.

*Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, in the State of Minnesota, on October 25, 2019.

BBQ HOLDINGS, INC.

By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jeffery Crivello or Paul M. Malazita, or either of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed on October 25, 2019 by the following persons on behalf of the Registrant, in the capacities indicated.

Signature	Title

/s/ Jeffery J. Crivello	Chief Executive Officer and Director
Jeffery J. Crivello

/s/ Paul M. Malazita	Chief Financial Officer and Secretary
Paul M. Malazita

/s/ David L. Kanen	Non-Executive Chairman of the Board of Directors
David L. Kanen

/s/ Anand D. Gala	Director
Anand D. Gala

/s/ Peter O. Haeg	Director
Peter O. Haeg

/s/ Joseph M. Jacobs	Director
Joseph M. Jacobs

/s/ Richard A. Shapiro	Director
Richard A. Shapiro

/s/ Richard S. Welch	Director
Richard S. Welch

/s/ Bryan L. Wolff	Director
Bryan L. Wolff